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                                                                    Exhibit 12.1

                      STATEMENT RE: COMPUTATION OF RATIO
                         OF EARNINGS TO FIXED CHARGES

                            LIBERTY PROPERTY TRUST



                                                                                                 Period from
                                                          Year Ended December 31,             June 23, 1994 to
                                                        1996                1995              December 31, 1994
                                                    ------------      -----------------       -----------------
Earnings before fixed charges:
Income (loss) before extraordinary item             $     37,631      $          22,309       $          10,868
Add:     Interest expense                                 33,967                 32,819                  11,326
         Amortization of deferred
          financing costs, net                             4,561                  4,869                   1,250
                                                    ------------      -----------------       -----------------
Earnings before fixed charges                       $     76,159      $          59,997       $          23,444
                                                    ============      =================       =================

Fixed charges:
Interest expense                                          33,967                 32,819                  11,326
Capitalized interest                                       7,708                  3,475                     190
                                                    ------------      -----------------       -----------------
Fixed charges                                       $     41,675      $          36,294       $          11,516
                                                    ============      =================       =================
Ratio of earnings to fixed charges                          1.83                   1.65                    2.04
                                                    ============      =================       =================